As filed with the Securities and Exchange Commission on September 2, 2015

File No. 001-36869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PJT Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4797143
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

280 Park Avenue

New York, NY 10017

(212) 364-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

With copies to:

Joshua Ford Bonnie Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common stock, par value $0.01 per share Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” and “Certain Relationships and Related Party Transactions” of the information statement filed as Exhibit 99.1 to this Form 10 (the “information statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary—Summary Historical and Unaudited Pro Forma Financial Data,” “Capitalization,” “Selected Historical Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business—Properties” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

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Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Relating to Our Class A Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Agreements with Blackstone Related to the Spin-Off—Separation Agreement—Mutual Release and Indemnity,” “Certain Relationships and Related Party Transactions—Indemnification of Directors and Officers” and “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” of the information statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock,” and “Index to Financial Statements” and the statements referenced therein of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

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(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Description

2.1	Transaction Agreement by and among The Blackstone Group L.P., Blackstone Holdings I L.P., New Advisory GP L.L.C., PJT Partners Holdings LP (formerly known as New Advisory L.P.), PJT Capital LP, PJT Management, LLC and Paul J. Taubman, dated as of October 9, 2014

2.2	Form of Separation and Distribution Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation of PJT Partners Inc.*

3.1.1	Form of Certificate of Designations*

3.2	Form of Amended and Restated Bylaws of PJT Partners Inc.*

4.1	Form of Stockholder Rights Agreement*

10.1	Form of Second Amended and Restated Limited Partnership Agreement of PJT Partners Holdings LP*

10.2	Form of Exchange Agreement*

10.3	Form of Tax Receivable Agreement*

10.4	Form of Registration Rights Agreement*

10.5	Form of PJT Partners Inc. 2015 Omnibus Incentive Plan*

10.6	Form of Transition Services Agreement*

10.7	Form of Tax Matters Agreement*

10.8	Form of Employee Matters Agreement*

10.9	Partner Agreement between PJT Partners Holdings LP (formerly known as New Advisory L.P.) and Paul J. Taubman, dated as of October 9, 2014

10.11	Form of PJT Partners Inc. Bonus Deferral Plan*

21.1	List of Subsidiaries of PJT Partners Inc.*

99.1	Information Statement of PJT Partners Inc., dated September 2, 2015

99.2	Form of Notice of Internet Availability of Information Statement Materials*

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PJT Partners Inc.

By:	/s/ Michael S. Chae
Michael S. Chae Authorized Person

Date: September 2, 2015

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